UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Executive Salary Adjustments

On May 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ITC Holdings Corp. (the “Company”) approved changes to the base salaries of certain of the Company’s “named executive officers,” as defined in the Company’s most recent annual meeting proxy statement (“NEOs”), effective immediately. The changes were as follows:

Name	Title	Prior Salary	New Salary
Linda H. Blair	Executive Vice President and Chief Business Officer	$591,000	$614,000
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$483,000	$502,000
Daniel J. Oginsky	Executive Vice President and General Counsel	$385,000	$423,000

In addition to the above changes in base salaries, the Committee also approved lump sum payments in the amount of $20,000 each to Ms. Blair, Mr. Jipping and Mr. Oginsky.  The use of lump sum payments as a portion of the annual compensation adjustments of our NEOs was done to recognize their contributions while keeping their total compensation more aligned with market data.

On May 21, 2014, the Board approved a change to the base salary of Joseph L. Welch, the Company’s President and Chief Executive Officer, from $984,000 to $1,023,400, effective immediately.

Approval of New Grants and Revised Form of Grant Agreements

On May 20, 2014, the Committee amended outstanding stock options previously granted under the Company’s 2006 Long Term Incentive Plan, as amended and restated, and its Amended and Restated 2003 Stock Purchase and Option Plan, as amended, acting pursuant to authority granted under the plans, to permit option holders to pay the exercise price and withholding obligations with respect thereto using a cashless net exercise methodology.  When the option holder uses this methodology, the Company will withhold shares from the number that would otherwise be issued with a fair market value equal to the aggregate exercise price and/or withholding obligation, as the case may be, will issue a net amount of shares to the option holder and will cancel the gross amount of the option.  The amendments will be filed as exhibits to the Company’s next Form 10-Q.

In addition, on May 20, 2014, the Committee made grants of stock options and restricted stock under the Second Amended and Restated 2006 Long Term Incentive Plan to certain persons, including certain of the Company’s NEOs, as set forth in the table below.

Name	Option Grants	Restricted Stock Grants
Joseph L. Welch	86,956	50,710
Linda H. Blair	81,934	8,776
Jon E. Jipping	66,988	7,175
Daniel J. Oginsky	56,446	6,046

The terms of the option grants and restricted stock grants are substantially the same as those set forth in the previously disclosed 2012 versions of the form of option grant agreement and restricted stock grant agreement.  However, both grant agreements have been modified to provide that grants made using these forms are subject to the Company’s Recoupment Policy.  Also, the provisions that would have otherwise resulted in the grant vesting immediately upon a “change in control” have been modified to require both a change in control and a termination of the grant holder’s employment (i) by the Company without “cause” or (ii) if the grant holder is a party to a written employment agreement with the Company, by the holder for “good reason” (as defined in such agreement), which termination in the case of (i) or (ii) occurs after the execution of an agreement to which the Company is a party pursuant to which a change in control will occur or has occurred upon consummation of the transactions contemplated by such agreement but, if a change in control has occurred pursuant thereto, not more than two years after such change in control, and if a change in control has not yet occurred pursuant thereto, while such agreement remains executory.  For purposes of such provision, if the grant holder is a party to a written employment agreement with the Company, “cause” has the meaning set forth in that agreement; otherwise, it is defined in the grant agreement.

The option grant agreement has also been modified so that the manner of exercise terms permit only exercises using cash (or equivalent) or the net exercise methodology to pay the exercise price. In addition, the net exercise methodology may now be used to satisfy withholding obligations.  The vesting terms of the restricted stock grant agreement have also been modified to provide that if the grant holder attains or has attained “normal retirement age” prior to vesting while continuing to be employed, the grant will become vested (i) as of the date the holder attains such normal retirement age, in increments of 33-1/3% of such shares in respect of each one year anniversary (if any) of the date of grant that has occurred prior to holder’s attaining such normal retirement age, and (ii) in increments of 33-1/3% of such shares as of each one year anniversary of the date of grant that occurs after the holder attains such normal retirement age until all shares have fully vested (provided that holder continues to be employed as of each such anniversary).

The revised grant agreements will be filed as exhibits to the Company’s next Form 10-Q.

Approval of Bonuses

On May 20, 2014, the Committee approved payment of discretionary cash bonuses to substantially all of the Company’s employees, including its NEOs, in connection with the Hugo to Valliant transmission line project being placed into service.  The estimated amounts of the cash bonuses payable to the NEOs are set forth in the table below. As in past years, the final bonus amounts for all recipients will be determined immediately prior to the time of payment by dividing the discretionary bonus pool proportionately among the recipients employed as of the payment date based upon their respective shares of the 2014 annual corporate performance bonus pool.  Final bonus amounts for the NEOs will be disclosed in the Company’s 2015 annual meeting proxy statement.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$43,034
Linda H. Blair	Executive Vice President and Chief Business Officer	$20,677
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$19,908
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$16,899
Daniel J. Oginsky	Executive Vice President and General Counsel	$13,470

Appointment of Officer

On May 21, 2014, the Board appointed Mr. Oginsky to Executive Vice President and General Counsel.  Mr. Oginsky previously served as the Company’s Senior Vice President and General Counsel.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 21, 2014, the shareholders (a) reelected all eight of the directors nominated for election, (b) approved, by a non-binding vote, the compensation of the NEOs, (c) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2014, (d) approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under the plan, and (e) rejected a shareholder proposal to request the Board to modify the Company’s Bylaws with respect to calling special meetings of shareholders.  The following table sets forth the results of the voting at the meeting.

Nominee	For	Withheld	Broker Non-Votes
Christopher H. Franklin	101,824,655	30,991,339	12,800,227
Edward G. Jepsen	91,002,231	41,813,763	12,800,227
William J. Museler	101,736,533	31,079,461	12,800,227
Hazel R. O’Leary	91,217,361	41,598,633	12,800,227
Thomas G. Stephens	89,372,278	43,443,716	12,800,227
Gordon Bennett Stewart, III	89,870,752	42,945,242	12,800,227
Lee C. Stewart	92,588,557	40,227,436	12,800,227
Joseph L. Welch	103,898,414	28,917,579	12,800,227

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, by non-binding vote, of compensation of named executive officers	83,336,945	48,635,338	843,711	12,800,227

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of Deloitte & Touche LLP	140,187,222	4,932,936	496,063	—

Proposal	For	Against	Abstain	Broker Non-Votes
Amendment to ESPP Plan to Increase Shares	132,081,324	438,893	295,777	12,800,227

Proposal	For	Against	Abstain	Broker Non-Votes
Shareholder proposal requesting the Board to modify the Bylaws with respect to calling special meetings of shareholders	64,416,274	68,193,850	205,870	12,800,227

Item 8.01  Other Events.

Declaration of Dividend

On May 21, 2014, the Board declared a quarterly cash dividend of $0.1425 per common share, payable on June 16, 2014 to shareholders of record on June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2014

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Executive Vice President and General Counsel